                                                                  EXHIBIT (99)-6

                            ------------------------

                          Application to Dispense with
                          the Filing of Consents of an
                          Expert Pursuant to Section 7
                         of the Securities Act of 1933,
                            as amended, and Rule 437
                             promulgated thereunder

                            ------------------------

Mr. H. Roger Schwall
Assistant Director
Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

    OHIO EDISON AND CENTERIOR -- JOINT PROXY MATERIALS; REGISTRATION STATEMENT ON FORM S-4 TO BE FILED BY FIRSTENERGY CORP.

Dear Mr. Schwall:

     The undersigned, FirstEnergy Corp. (the "Registrant"), respectfully requests, pursuant to Section 7 of the Securities Act of 1933, as amended (the "Act"), and Rule 437 promulgated thereunder, that the Commission dispense with the requirement that the consents of Deloitte & Touche Consulting Group ("Deloitte") and McKinsey & Co. ("McKinsey," and, together with Deloitte, the "Consultants") be filed in conjunction with the above-referenced registration statement on Form S-4. Specifically, the consents relate to work performed between McKinsey and both Ohio Edison Company and Centerior Energy Corporation and between Deloitte and Centerior, which the staff of the Commission has indicated must be filed as exhibits to the Form S-4 registration statement in accordance with Items 4(b) and 21(c) thereof.

     As described in greater detail in the attached affidavit of H. Peter Burg, Treasurer of the Registrant, each of the Consultants has asserted that its consent is not required because such work does not constitute a report, opinion or appraisal as contemplated by Item 4(b) of Form S-4. Based on the facts set forth in the attached affidavit, the Registrant submits that the obtaining of the consents of the Consultants is impracticable and that requiring the Registrant to continue to seek such consents would cause an undue hardship. Therefore, the Registrant respectfully requests that the Commission dispense with the requirement that the above-referenced consents of the Consultants be obtained in accordance with Section 7 of the Act and Rule 437 promulgated thereunder.

                                          Very truly yours,

                                          FirstEnergy Corp.

                                          By:        /s/ H. PETER BURG
                                            ------------------------------------
                                                       H. Peter Burg
                                                         Treasurer

kag

                           AFFIDAVIT OF H. PETER BURG
STATE OF OHIO       }
                    }    SS.
COUNTY OF SUMMIT    }

     Rule 437 under the Securities Act of 1933, as amended (the "Securities Act"), provides that any application to dispense with any written consent of an expert pursuant to Section 7 of the Securities Act shall be supported by an affidavit establishing that the obtaining of such consent is impracticable or involves undue hardship on a registrant. To inform the Securities and Exchange Commission (the "Commission") that it is impracticable for FirstEnergy Corp. (the "Registrant") to obtain the written consents of Deloitte & Touche Consulting Group ("Deloitte") and McKinsey & Co. ("McKinsey," and, together with Deloitte, the "Consultants"), in connection with the filing by the Registrant of a registration statement on Form S-4 (the "Registration Statement") and that requiring the Registrant to continue to seek such consent would cause undue hardship, the affiant, being first duly sworn, on oath deposes and says, to the best of his knowledge, that:

     1. The affiant is the duly elected, qualified and acting Treasurer of the Registrant.

     2. In May, 1996, a decision was made by Ohio Edison Company ("Ohio Edison") and Centerior Energy Corporation ("Centerior") to have counsel for Ohio Edison and Centerior jointly engage McKinsey to assist the Ohio Edison and Centerior managements in identifying and quantifying the potential cost savings that could result from a business combination between the two companies.

     3. In August, 1996, a decision was made by Centerior to have counsel for Centerior engage Deloitte & Touche to assist Centerior management in identifying and quantifying the potential cost savings that could result from a business combination between Ohio Edison and Centerior.

     4. The Consultants performed the above-referenced services.

     5. During the S-4 review process, the staff of the Commission articulated its position that the work performed by each of the Consultants constitutes a report under Item 4(b) of Form S-4. The SEC has therefore requested that Ohio Edison and Centerior provide all of the required disclosure, file any written material provided and provide a consent of each of the Consultants.

     6. Each of the Consultants maintains that a consent is not required since the work does not constitute a report, opinion or appraisal for purposes of Item 4(b) of Form S-4.

     7. The Registrant has been advised by each of the Consultants of its position that such work does not constitute a report for purposes of Item 4(b) of Form S-4 and believes that it is not legally required to, and therefore will not, provide a consent. The Registrant believes that continuing to seek such a consent is impracticable and would cause the Registrant undue hardship, including the on-going delay of the filing of the Joint Proxy Materials and the Registration Statement.

     The affiant declares that he has examined this affidavit and the same, to the best of his knowledge, is true, correct and complete.

                                            /s/ H. PETER BURG
                                            ------------------------------------
                                            H. Peter Burg
                                            Treasurer of FirstEnergy Corp.

                                            Dated: January 29, 1997

Subscribed and sworn to me this
29th day of January, 1997.

/s/ DOROTHY A. BRATANOV
------------------------------------------------------
Notary Public

My commission expires:    DOROTHY A. BRATANOV
                          Notary Public, State of Ohio
                          Resident of Summit County
                          My Commission Expires Feb. 24, 1998